Exhibit 10.5

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD AGREEMENT

UNDER THE WENDY’S COMPANY

2020 OMNIBUS AWARD PLAN

THIS NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), made as of ____________, 20__, by and between The Wendy’s Company (the “Company”) and _______________ (the “Award Recipient”):

WHEREAS, the Company maintains The Wendy’s Company 2020 Omnibus Award Plan (the “Plan”) under which the Compensation Committee of the Company’s Board of Directors or a subcommittee thereof (the “Committee”) may, among other things, award shares of the Company’s Common Stock, par value $0.10 per share (the “Common Stock”), to such eligible persons under the Plan as the Committee may determine, subject to terms, conditions or restrictions as it may deem appropriate; and

WHEREAS, pursuant to the Plan, the Committee has awarded to the Award Recipient a restricted stock award conditioned upon the execution by the Company and the Award Recipient of a Restricted Stock Award Agreement setting forth all the terms and conditions applicable to such award in accordance with Delaware law.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby agree as follows:

1.    Defined Terms. Except as otherwise specifically provided herein, capitalized terms used herein shall have the meanings attributed thereto in the Plan.

2.    Award of Restricted Shares. Subject to the terms of the Plan and this Agreement, the Committee hereby awards to the Award Recipient a restricted stock award (the “Restricted Stock Award”) on __________, 20__ (the “Award Date”) covering _______________ shares of Common Stock (the “Restricted Shares”).

3.    Vesting. Subject to the Award Recipient’s continued service on the Board, the Restricted Shares shall vest and become nonforfeitable on the earlier of (a) the first anniversary of the Award Date or (b) the date of the Company’s 20__ annual meeting of stockholders (the “Vesting Date”).

4.    Stock Certificates. The Restricted Shares shall be issued by the Company and shall be registered in the Award Recipient’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee (including by means of segregated accounts on the books of the Company’s transfer agent) at all times prior to the Vesting Date. As a condition to the receipt of this Restricted Stock Award, the Award Recipient shall at the request of the Company deliver to the Company one or more stock powers, duly endorsed in blank, relating to the Restricted Shares.

5.    Transferability; Rights as a Stockholder. Prior to the vesting of a Restricted Share:

(a)    Such Restricted Share and the rights to dividends and interest provided under this Agreement shall not be transferable by the Award Recipient by means of sale, assignment, exchange, pledge or otherwise; provided, however, that the Award Recipient shall have the right to tender the Restricted Share for sale or exchange with the Company’s written consent in the event of any tender offer within the meaning of Section 14(d) of the Exchange Act; and

(b)    Unless and until such Restricted Share is forfeited pursuant to Section 6 of this Agreement, the Award Recipient shall be entitled to all rights of a stockholder of the Company, including the right to vote the Restricted Share; provided that (i) non-cash dividends and distributions in respect of such Restricted Share shall be held by the Company in escrow and paid to the Award Recipient if and when the Restricted Share vests (and forfeited back to the Company if the Restricted Share does not vest) and (ii) cash dividends paid in respect of such Restricted Share shall be withheld by the Company and credited to an account on the books of the Company and paid to the Award Recipient if and when the Restricted Share vests (and forfeited back to the Company if the Restricted Share does not vest).

6.    Award Recipient’s Death or Disability. If the Award Recipient’s service on the Board terminates on account of the Award Recipient’s death or Disability, the Restricted Stock Award, to the extent not already vested, shall immediately vest. Upon termination of the Award Recipient’s service on the Board for any other reason, the Restricted Stock Award, to the extent not already vested, shall be forfeited, unless otherwise determined by the Committee in its sole discretion.

7.    Beneficiary. The Award Recipient may designate one or more beneficiaries to receive the stock certificates representing those Restricted Shares that become vested and nonforfeitable upon the Award Recipient’s death. The Award Recipient has the right to change such beneficiary designation at will.

8.    Effect of Change in Control. Upon the occurrence of a Change in Control, any unvested Restricted Shares shall be deemed to have become vested and nonforfeitable as of immediately prior to the Change in Control.

9.    Section 83(b) Election. The Award Recipient may make an election pursuant to Section 83(b) of the Code in respect of the Restricted Shares. The Award Recipient shall be solely responsible for properly and timely completing and filing any such election. The Award Recipient shall notify the Company of any such election by providing the Company with a copy of such election within 10 days of filing the election with the Internal Revenue Service.

10.    Impact on Other Benefits. The value of the Restricted Stock Award (either on the Award Date or at the time the Restricted Shares become vested and nonforfeitable) shall not be includable as compensation or earnings for purposes of any benefit or incentive plan offered by the Company or any of its Subsidiaries.

11.    Administration. The Committee shall have full authority and discretion (subject only to the express provisions of the Plan) to decide all matters relating to the administration and interpretation of this Agreement. All such Committee determinations shall be final, conclusive and binding upon the Company, the Award Recipient and any and all interested parties.

12.    Funding. Dividends and distributions with respect to Restricted Shares, and interest credited thereon, payable under Section 5 of this Agreement to any person shall be paid directly by the Company. The Company shall not be required to fund or otherwise segregate assets to be used for payment of these amounts under the Plan, and all obligations of the Company with respect to such amounts under the Plan shall remain subject to the claims of its general creditors.

13.    Right to Continued Service as a Director. Nothing in the Plan or this Agreement shall confer on an Award Recipient any right to continue as a member of the Board.

14.    Bound by Plan. This Agreement shall be subject to the terms and conditions of the Plan.

15.    Force and Effect. The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any on provision shall have no effect on the continuing force and effect of the remaining provisions.

16.    Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without giving effect to its conflict of laws principles.

17.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Furthermore, delivery of a copy of a counterpart signature by facsimile or electronic transmission shall constitute a valid and binding execution and delivery of this Agreement, and such copy shall constitute an enforceable original document.

18.    Electronic Signature. This Agreement may be executed and exchanged by facsimile or electronic mail transmission and the facsimile or electronic mail copies of each party’s respective signature will be binding as if the same were an original signature. This Agreement may also be executed through the use of electronic signature, which each party acknowledges is a lawful means of obtaining signatures in the United States. Each party agrees that its electronic signature is the legal equivalent of its manual signature on this Agreement. Each party further agrees that its use of a key pad, mouse or other device to select an item, button, icon or similar act/action, regarding any agreement, acknowledgement, consent terms, disclosures or conditions constitutes its signature, acceptance and agreement as if actually signed by such party in writing.

19.    Data Privacy. The Award Recipient agrees and acknowledges that by accepting the Restricted Stock Award, the Award Recipient (a) consents to the collection, use and transfer, in electronic or other form, of any of the Award Recipient’s personal data that is necessary or appropriate to facilitate the implementation, administration and management of the Restricted Stock Award, this Agreement and the Plan, (b) understands that the Company may, for purposes of implementing, administering and managing the Plan, hold certain personal information about the Award Recipient, including, without limitation, the Award Recipient’s name, home address, telephone number, date of birth, social security number or other identification number, salary, nationality, job title, and details of all awards or entitlements to awards granted to the Award Recipient under the Plan or otherwise (“Personal Data”), (c) understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, including any broker with whom the shares of Common Stock issued upon vesting or settlement of the Restricted Stock Award may be deposited, and that these recipients may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the United States, (d) waives any data privacy rights the Award Recipient may have with respect to Personal Data, and (e) authorizes the Company, its Affiliates and its agents, to store and transmit such Personal Data and related information in electronic form. The Award Recipient understands that the Award Recipient is providing consent under this Section 19 on a purely voluntary basis. If the Award Recipient does not consent, or if the Award Recipient later seeks to revoke consent, the Award Recipient’s service with the Company will not be affected; the only consequence of the Award Recipient’s refusing or withdrawing consent is that the Company would not be able to grant the Restricted Stock Award or other awards to the Award Recipient or implement, administer or maintain such awards.

20.    Successors. This Agreement shall be binding and inure to the benefit of the successors, assigns and heirs of the respective parties.

21.    Notice. Unless waived by the Company, any notice to the Company required under or relating to this Agreement shall be in writing and addressed to The Wendy’s Company, One Dave Thomas Boulevard, Dublin, Ohio 43017, Attention: Corporate Secretary, or any other address designated by the Company in a written notice to the Award Recipient.

22.    Entire Agreement. This Agreement contains the entire understanding of the parties, and this Agreement shall not be modified or amended except in writing and duly executed by the parties. No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default.

23.    Section 409A. The Restricted Shares evidenced by this Agreement are intended to be exempt from Section 409A of the Code as short-term deferrals.

IN WITNESS WHEREOF, the Award Recipient and the Company, by a duly authorized officer thereof, have each caused this Non-Employee Director Restricted Stock Award Agreement to be executed as of the date hereof.

THE WENDY’S COMPANY

By:

Name:
Title:

AWARD RECIPIENT:

By:

Name:

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